Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 5

Dated as of November 17, 2023

To

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 11, 2019

THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of November 17, 2023 and made by and among Yellow Corporation, a Delaware corporation (the “Borrower”), the other Guarantors party to the Credit Agreement (as defined below), the financial institutions listed on the signature pages hereof and Alter Domus Products Corp., as administrative agent and collateral agent (acting collectively in such capacities, the “Administrative Agent”), under that certain Amended and Restated Credit Agreement, dated as of September 11, 2019 by and among the Borrower, the Guarantors party thereto from time to time, the Lenders and the Administrative Agent (as (a) amended by (i) Amendment No. 1 to Amended and Restated Credit Agreement dated as of April 7, 2020, (ii) Amendment No. 2 to Amended and Restated Credit Agreement dated as of July 7, 2020, (iii) Amendment No. 3 to Amended and Restated Credit Agreement dated as of July 7, 2023, (iv) Amendment No. 4 to Amended and Restated Credit Agreement dated as of September 6, 2023, and (b) as further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Amendment No. 5 Effective Date, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement, as amended hereby.

WHEREAS, the Borrower and the Guarantors have requested that the Lenders amend the Credit Agreement on the terms more fully set forth herein; and

WHEREAS, the Lenders party hereto constituting all of the existing Lenders party to the Credit Agreement as of the date hereof (the “Existing Lenders”) and the Administrative Agent have agreed to make the amendments described herein pursuant to this Amendment on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors party hereto and the Existing Lenders and the Administrative Agent have agreed to enter into this Amendment.

Section 1. Amendments to Credit Agreement. Effective as of the date of satisfaction or waiver of the conditions precedent set forth in Section 2 below (the “Amendment No. 5 Effective Date”), the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms in alphabetical order thereunder:

“Amendment No. 5” means that certain Amendment No. 5 to Amended and Restated Credit Agreement, dated as of the Amendment No. 5 Effective Date, by and among the Borrower, the “Guarantors” referred to on the signature pages thereto, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Amendment No. 5 Effective Date” shall have the meaning assigned to such term in Amendment No. 5.

(b) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following defined terms in alphabetical order:

“Junior DIP Facility” means that certain junior secured superpriority term loan credit facility between certain of the Debtors as borrowers and guarantors and MFN Partners, L.P. as lender, providing initial term loan commitments of $42,500,000 and a delayed draw commitment of $170,000,000, as set forth in the Junior DIP Credit Agreement.

“Loan Documents” shall mean this Agreement (including, without limitation, each of Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and any other amendments to and consents and waivers under this Agreement), the DIP Term Sheet, the DIP Order, the Supplemental Final Order the Collateral Documents, the Agency Fee Letter and the Term Notes or Delayed Draw Term Notes, if any, executed and delivered pursuant to Section 2.04(e), and each amendment, restatement, supplement or other modification of any Loan Document and all instruments and documents executed at any time in connection therewith.

“Supplemental Final Order” has the meaning specified in Amendment No. 5.

Section 2. Conditions of Effectiveness. The effectiveness of this Amendment on the Amendment No. 5 Effective Date is subject to the satisfaction (or waiver by each of the Existing Lenders) of the following conditions precedent:

(a) the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Guarantors party hereto and each of the Existing Lenders and acknowledged by the Administrative Agent;

(b) a final order of the Bankruptcy Court pursuant to Section 364 of the Bankruptcy Code approving this Amendment (the “Supplemental Final Order”) (i) shall have been entered by the Bankruptcy Court and the Borrower shall have delivered to the Administrative Agent and the Lenders a true and complete copy of such order, and (ii) shall be in full force and effect and shall not (in whole or in part) have been reversed, modified, amended, stayed, appealed or vacated, or subject to stay pending appeal, or otherwise challenged or subject to any challenge, absent prior written consent of the Junior DIP Lenders (and (x) with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent and (y) with respect to any provisions that affect the rights or duties of the Lenders, the Lenders); and

(c) the Borrower shall have paid all invoiced expenses of the Administrative Agent and the Lenders in connection with the Amendment (including, without limitation, to the extent invoiced, reasonable attorneys’ fees and expenses of Holland & Knight LLP, White & Case LLP, GrayRobinson, P.A. and Osler, Hoskin & Harcourt LLP), in each case, to the extent reimbursable under the terms of the Credit Agreement, as amended hereby.

Section 3. Representations and Warranties of the Borrower. Each of the Borrower and each of the Guarantors party hereto hereby represents and warrants as follows as of the Amendment No. 5 Effective Date:

(a) This Amendment has been duly authorized, executed and delivered by the Borrower and each Guarantor and this Amendment and the Credit Agreement, as modified hereby, constitute legal, valid and binding obligations of the Borrower and the Guarantors and are enforceable against the Borrower and the Guarantors in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(b) As of the date hereof, the representations and warranties of the Borrowers and the Guarantors set forth in the Credit Agreement, as modified hereby, and the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, that any such representation and warranty that is qualified by “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to such qualification therein) on and as of the date hereof with the same effect as though made on and as of such date or such earlier date, as applicable.

Section 4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document.

(b) Except as specifically set forth above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) Other than as set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

Section 5. Acknowledgements. By executing this Amendment, each of the Loan Parties (a) consents to this Amendment and the performance by the Borrower and each of the other Loan Parties of their obligations hereunder, (b) acknowledges that notwithstanding the execution and delivery of this Amendment, the obligations of each of the Loan Parties under each of the Collateral Documents and each of the other Loan Documents to which such Loan Party is a party, are not impaired or affected and each such Collateral Document and each such other Loan Document continues in full force and effect, (c) affirms and ratifies as of the date hereof, its Obligations under the Credit Agreement as expanded or amended hereby and confirms the benefits of the pledges set forth in each Collateral Document to the extent it is a party thereto, (d) confirms as of the date hereof that its Obligations under the Credit Agreement as expanded or amended hereby constitute “Secured Obligations” (as defined in the Collateral Documents) and (e) confirms as of the date hereof that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents. Each Guarantor (x) confirms as of the date hereof its Guaranteed Obligations under the Credit Agreement, (y) confirms as of the date hereof that the Guaranteed Obligations under the Credit Agreement as expanded or amended hereby are entitled to the benefits of the guarantee set forth in Article 11 of the Credit Agreement and (z) confirms as of the date hereof that the Obligations under the Credit Agreement as expanded or amended hereby constitute “Guaranteed Obligations”. Each Loan Party, by its execution of this Amendment, hereby confirms as of the date hereof that the Guaranteed Obligations shall remain in full force and effect. Each party hereto hereby confirms that Defaults and Events of Default exist under the Loan Documents as in effect prior to this Amendment and upon effectiveness of this Amendment such existing Defaults and Events of Default shall continue to exist for purposes of the Loan Documents executed in connection with the Postpetition B-2 Facility. Each party hereto further acknowledges that the 2.00% default rate contemplated by Section 2.07 of the Prepetition B-2 Term Loan Credit Agreement shall continue to accrue and be payable with respect to the Prepetition Term Loans in accordance with the Credit Agreement (as amended by this Amendment) and the DIP Order but that no Lender or Agent may take any action or exercise any other rights or remedies with respect to the Existing Defaults (as defined in the Credit Agreement as amended by this Amendment) and acknowledges that any representations, warranties or covenants made in the Credit Agreement as amended by this Amendment are being made without taking into account the Existing Defaults (as defined in the Credit Agreement as amended by this Amendment).

Section 6. No Novation or Mutual Departure. The Borrower expressly acknowledges and agrees that there has not been, and this Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any other Loan Document, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 1 hereof.

Section 7. Release Each of the Loan Parties and each of their estates, on its own behalf and on behalf of its and their respective predecessors, successors, heirs, and past, present and future subsidiaries and assigns, hereby absolutely, unconditionally, and irrevocably releases and forever discharges and acquits the Secured Parties and each of their respective Related Parties (solely in their capacities as such) (collectively, the “Released Parties”), from any and all liability to the Loan Parties (and their successors and assigns) and from any and all claims, counterclaims, demands, defenses, offsets, debts, accounts, contracts, liabilities, actions and causes of action of any kind, nature and description, whether matured or unmatured, known or unknown, asserted or unasserted, foreseen or unforeseen, accrued or unaccrued, suspected or unsuspected, liquidated or unliquidated, pending or threatened, arising in law or equity, in contract or tort, in each case arising out of or related to the Loan Documents, the New Money Postpetition Term Loans, the negotiation thereof, and the transactions and agreements reflected thereby, that the Debtors at any time had, now have or may have, or that their predecessors, successors or assigns at any time had or hereafter may have against any of the Released Parties for or by reason of any act, omission, matter, or cause arising at any time on or prior to the date of this Amendment and through and until the entry of the Supplemental Final Order, provided that the release set forth in this section shall not release (i) any claims against or liabilities of a Released Party that a court of competent jurisdiction determines by a final non-appealable order to have directly and primarily resulted from such Released Party’s bad faith, fraud, gross negligence, or willful misconduct, or (ii) any Secured Party from honoring its/their obligations to the Loan Parties under the Loan Documents.

Section 8. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

Section 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 10. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

YELLOW CORPORATION

By:	/s/ Daniel L. Olivier
Name:	Daniel L. Olivier
Title:	Chief Financial Officer

EXPRESS LANE SERVICE, INC.
NEW PENN MOTOR EXPRESS LLC
ROADWAY EXPRESS INTERNATIONAL, INC.
ROADWAY LLC
ROADWAY NEXT DAY CORPORATION
USF BESTWAY INC.
USF DUGAN INC.
USF REDSTAR LLC
USF REDDAWAY INC.
YRC ASSOCIATION SOLUTIONS, INC.
YRC FREIGHT CANADA COMPANY
YRC INC.
YRC INTERNATIONAL INVESTMENTS, INC.
YRC LOGISTICS SERVICES, INC.
YRC MORTGAGES, LLC
YRC ENTERPRISE SERVICES, INC.
YRC REGIONAL TRANSPORTATION, INC.
1105481 ONTARIO INC.
USF HOLLAND INTERNATIONAL SALES
CORPORATION
USF HOLLAND LLC
YRC LOGISTICS INC.
YELLOW LOGISTICS, INC. (f/k/a HNRY
Logistics, Inc.)

By:	/s/ Kevin Oakleaf
Name:	Kevin Oakleaf
Title:	Assistant Secretary

[Signature Page – Amendment No. 5]

ALTER DOMUS PRODUCTS CORP., as Administrative Agent

By:	/s/ Pinju Chiu
Name:	Pinju Chiu
Title:	Associate Counsel

[Signature Page – Amendment No. 5]

CITADEL CREDIT MASTER FUND LLC, as an Existing Lender

By:	/s/ Michael Weiner
Name:	Michael Weiner
Title:	Authorized Signatory

[Signature Page – Amendment No. 5]